Exhibit 99.1

Morphic Announces Corporate Highlights and Second Quarter 2021 Financial Results
MORF-057 phase 1 safety, receptor occupancy, PK and mechanistic measures exceeded objectives; phase 2 program expected to begin 1Q22
Presented positive preclinical data from αvβ8 program at AACR Annual Meeting demonstrating anti-tumor activity in checkpoint refractory cancer models
Announced Appointment of Susannah Gray to Morphic Board of Directors
WALTHAM, Mass., August 4, 2021 – Morphic Therapeutic (Nasdaq: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and financial results for the second quarter of 2021.
Recent Highlights and Outlook
•Presented positive phase 1 data fully supporting MORF-057 target product profile at the European Crohn’s and Colitis Organisation (ECCO) Virtual Congress 2021
•MORF-057 well tolerated at all doses (25 to 400 mg), no safety signals observed
•Predictable and dose-dependent pharmacokinetics (PK) surpassing preclinical modeling
•Pharmacodynamic (PD) results strongly supportive of MORF-057 continued clinical development
•Dose and time dependent α4β7 receptor occupancy including receptor saturation in all subjects at 100 mg BID
•Biomarker changes, including lymphocyte subset migration and CCR9 transcript levels, provide early proof of biology
•Changes in lymphocyte subsets and CCR9 levels are consistent with published literature on intravenous integrin inhibitors in inflammatory bowel disease (IBD), despite the brief 14-day duration of exposure to MORF-057 in the Phase 1 trial
•Phase 2a open-label trial design
•12-week induction phase with rollover to 40-week maintenance phase in patients with moderate to severe ulcerative colitis scheduled to commence first quarter 2022
•The primary endpoint is the change in Robarts Histopathological Index (RHI) at 12 weeks of treatment with MORF-057
•Study will assess additional PK and PD measures including the key PD measure of α4β7 receptor occupancy
•100 mg BID MORF-057 dose enrolling up to 30-35 patients
•All phase 2 readiness work, including chronic toxicology studies, scheduled for completion in third and fourth quarters of 2021
•Phase 2b randomized controlled trial design
•Global, randomized, placebo-controlled trial enrolling approximately 280 patients with moderate to severe ulcerative colitis, staggered and in parallel to the phase 2a trial
•The primary efficacy endpoint will be the proportion of subjects with Mayo Clinic Score Response at 12 weeks and patients will then be followed beyond the 52-weeks of treatment duration
•The trial will also measure multiple secondary endpoints including Mayo Clinic Score Remission at 12 weeks, RHI, Patient Reported Outcome scores and translational markers
•Multiple dose-ranging cohorts including at least one MORF-057 QD arm, at least one MORF-057 BID arm and one placebo arm
•Presented positive preclinical data from Morphic’s immuno-oncology program demonstrating that small molecule inhibition of αvβ8, in combination with checkpoint inhibitors, potentiated anti-tumor activity in tumors refractory to checkpoint inhibition monotherapy
•Appointed Susannah Gray, a veteran leader in healthcare finance and strategy with three decades of experience in capital formation, operational management, healthcare asset monetization, investment research and strategy implementations, to the Morphic Board of Directors and the Audit Committee of the Board of Directors

“The MORF-057 program has achieved the selectivity, PK, and PD trinity required for an oral α4β7 inhibitor. I’m extremely proud of the team who designed the molecule and the studies, and now excited to bring this program one step closer to the ultimate goal of helping patients with IBD,” said Praveen Tipirneni, MD, president and chief executive officer of Morphic

Therapeutic. “Our vision had two parts. Deliver integrin therapeutics. At scale. With intense technical and business efforts, we’re well on our way to the first. The new MORF-057 clinical data, along with our robust fundraising activities, allow us to now imagine, build and scale our capabilities to advance additional programs including immuno-oncology with our αvβ8 inhibitors.”

Financial Results for the Second Quarter 2021
•Net loss for the quarter ended June 30, 2021 was $27.8 million or $0.77 per share compared to a net loss of $15.9 million or $0.52 per share for the same quarter last year
•Revenue was $3.8 million for the quarter ended June 30, 2021 compared to $7.7 million for the same quarter last year
•Research and development expenses were $24.6 million for the quarter ended June 30, 2021 as compared to $19.9 million for the same quarter last year. The increase was primarily due to costs associated with clinical trials costs associated with MORF-057 along with manufacturing costs associated with the upcoming phase 2 clinical trial
•General and administrative expenses were $7.1 million for the quarter ended June 30, 2021, compared to $4.2 million for the same quarter last year. The increase was due to an increase in headcount and higher professional and consulting costs associated with Morphic operating as a public company.

As of June 30, 2021, Morphic had cash, cash equivalents and marketable securities of $431.6 million, compared to $228.3 million as of December 31, 2020. Morphic believes its cash, cash equivalents and marketable securities as of June 30, 2021, will be sufficient to fund operating expenses and capital expenditure requirements until the end of 2024.

About Morphic Therapeutic
Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the MInT Platform’s ability to discover drug candidates, Morphic’s plans to develop and commercialize oral small-molecule integrin therapeutics, the initiation, execution and completion of the future MORF-057 phase 2 clinical trial, any expectations about safety, efficacy, timing and ability to commence or complete clinical studies and/or trials and to obtain regulatory approvals for MORF-057 and other candidates in development, the timing of further data presentation and the ability of MORF-057 to treat inflammatory bowel disease, including ulcerative colitis, or related indications. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Morphic’s or a partner’s ability to complete a current or future clinical trial of any of our current or future product candidates, develop or obtain regulatory approval for or commercialize any product candidate, Morphic’s ability to protect intellectual property, the potential impact of the COVID-19 pandemic, and the sufficiency of our cash, cash equivalents and investments to fund our operations. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Morphic Holding Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Collaboration revenue	$3,848	$7,693	$7,114	$13,287
Operating expenses:
Research and development	24,552	19,918	43,165	38,878
General and administrative	7,139	4,195	13,091	8,618
Total operating expenses	31,691	24,113	56,256	47,496
Loss from operations	(27,843)	(16,420)	(49,142)	(34,209)
Other income:
Interest income, net	35	413	63	1,299
Other expenses	(7)	(6)	(20)	(6)
Total other income, net	28	407	43	1,293
Loss before benefit from income taxes	(27,815)	(16,013)	(49,099)	(32,916)
Benefit from income taxes	—	155	—	312
Net loss	$(27,815)	$(15,858)	$(49,099)	$(32,604)
Net loss per share, basic and diluted	$(0.77)	$(0.52)	$(1.41)	$(1.08)

Weighted average common shares outstanding, basic and diluted	36,179,085	30,360,851	34,863,056	30,274,713

Morphic Holding Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2021	December 31, 2020
Assets
Cash, cash equivalents and marketable securities	$431,618	$228,264
Other current assets	5,228	11,171
Total current assets	436,846	239,435
Other assets	2,637	2,947
Total assets	$439,483	$242,382

Liabilities and Stockholders' Equity
Current liabilities	$34,912	$39,438
Long-term liabilities	56,662	57,747
Total liabilities	91,574	97,185
Total stockholders' equity	347,909	145,197
Total liabilities and stockholders' equity	$439,483	$242,382